Exhibit 31.3

CERTIFICATION

I, Bernard A. Hausen, M.D., Ph.D., certify that;

1.     I have reviewed this Form 10-K/A of Cardica, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Bernard A. Hausen
Date: October 28, 2014
Bernard A. Hausen, M.D., Ph.D. President, Chief Executive Officer, Chief Medical Officer and Director (Principal Executive Officer)